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                                                                   Exhibit 10.13

                           COMMEMORATIVE BRANDS, INC.
                               7211 CIRCLE S ROAD
                            AUSTIN, TEXAS 78745-6603



                              August 26, 1998



Castle Harlan Partners II, L.P.
c/o Castle Harlan, Inc.
150 East 58th Street
New York, New York  10155

          Re:  GUARANTY OF OBLIGATIONS OF COMMEMORATIVE BRANDS, INC.

Ladies and Gentlemen:

          Reference is made to (i) the Guaranty, dated as of August 26, 1998 (as amended or otherwise modified from time to time, the "GUARANTY"), made by Castle Harlan Partners II, L.P. (the "GUARANTOR") in favor of BankBoston, N.A., a national banking association (the "LENDER"), pursuant to which the Guarantor guaranteed a portion of the obligations of Commemorative Brands, Inc. (the "BORROWER") under the Revolving Credit Note, dated as of August 26, 1998 (as amended or otherwise modified from time to time, the "NOTE"), by the Borrower in favor of the Lender and (ii) the Cash Collateral Agreement, dated as of August 26, 1998 (as amended or otherwise modified from time to time, the "CASH COLLATERAL AGREEMENT"), by and between the Guarantor and the Lender pursuant to which the Guarantor has pledged cash as collateral to secure the Guaranty. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Note.

          In consideration of the execution and delivery of the Guaranty by the Guarantor and the Guarantor's pledge of the collateral pursuant to the Cash Collateral Agreement, the Borrower and the Guarantor hereby agree as follows:

               1. The Borrower agrees irrevocably, absolutely and unconditionally to pay to the Guarantor from time to time, on demand, (a) all amounts (whether for principal, interest, fees, expenses or otherwise) paid from time to time by the Guarantor under the Guaranty or the Cash Collateral Agreement, (b) any and all expenses (including counsel fees and expenses) incurred by the Guarantor in enforcing its rights under this Letter Agreement and (c) interest at an annual rate which shall at all times be equal to the rate payable under the Note on all outstanding amounts owed by the Borrower under this Letter Agreement, from the date of such demand until paid in full (collectively, the "OBLIGATIONS").

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August 26, 1998
Page 2

               2. The Borrower agrees to pay all of the Obligations strictly in accordance with the terms of this Letter Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantor under the Guaranty. The Borrower's liability hereunder shall be absolute and unconditional, irrespective of (a) any lack of validity or enforceability of the Note, the Guaranty, the Cash Collateral Agreement or any agreement, document or instrument relating thereto (collectively, the "LOAN DOCUMENTS"), (b) any change in the time, manner or place of payment of, or in any other term in respect of, any or all of the Obligations, or any amendment or waiver of or consent to any departure from any Loan Document, (c) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of any obligations under the Note or other Loan Documents or of the Guarantor under the Guaranty or the Cash Collateral Agreement or (d) the absence of any action on the part of the Guarantor to obtain payment of the Obligations from the Borrower or any other person or entity.

               3. All payments made by the Borrower to the Guarantor under this Letter Agreement shall be made without defense, set off or counterclaim in same day funds to the Guarantor at its address set forth above, or at such other address as the Guarantor shall specify in writing.

               4. The Borrower hereby waives (a) promptness and diligence,
(b) notice of acceptance, notice of the incurrence of any obligation by the Borrower under the Note or other Loan Documents, and notice of payment by the Guarantor under the Guaranty, (c) notice of any actions taken by the Lender under any Loan Document, (d) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Guarantor's rights under this Letter Agreement, the omission of or delay in which, but for this paragraph, might constitute grounds for relieving the Borrower of its obligations hereunder, and (e) any requirement that the Guarantor exhaust any right or take any action against the Borrower, any affiliate or any other person or entity.

               5. No failure on the part of the Guarantor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights of the Guarantor hereunder are not conditional or contingent on any requirement by the Guarantor to exercise any of its rights against the Borrower or any other person or entity. The rights and remedies of the Guarantor provided herein are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

               6. This Letter Agreement shall (a) remain in full force and effect until all obligations of the Guarantor under the Guaranty and Cash Collateral Agreement shall have been terminated in accordance with its terms thereunder, and (b) continue to be effective or reinstated, as the case may be, if at any time any payment made by the Borrower to the Lender is rescinded

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August 26, 1998
Page 3

or must otherwise be returned by the Lender upon the insolvency or bankruptcy or the Borrower or otherwise, all as if such payment had not been made.

               7. This Letter Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

               8. This Letter Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such State.

                                       Very truly yours,

                                       COMMEMORATIVE BRANDS, INC., as
                                       borrower



                                       By: /s/ C.W. Walls
                                           ------------------------------------
                                           Name:  Clyde W. Walls
                                           Title: Treasurer


CONSENTED AND AGREED TO THIS
26th DAY OF AUGUST, 1998

CASTLE HARLAN PARTNERS II, L.P.,
as guarantor

By:  Castle Harlan Associates, L.P.

    By:  Castle Harlan Partners II GP, Inc.

       By:  /s/ Howard Weiss
            ------------------------------------
            Name:  Howard Weiss
            Title:    Treasurer